Exhibit 99.1

November 13, 2009

Edward J. Swotek, Senior Vice President

Immediately

TierOne Corporation Receives Expected Delayed Filing Notice From NASDAQ

LINCOLN, NE – November 13, 2009 - TierOne Corporation (NASDAQ:  TONE) (“Company”), the holding company for TierOne Bank (“Bank”), today reported that the Company received an expected letter from The NASDAQ Stock Market (“NASDAQ”) advising that, because the Company did not file its Form 10-Q for the fiscal quarter ended September 30, 2009 by the due date, it is not in compliance with the filing requirement under NASDAQ Marketplace Rule 5250(c)(1).

The Company currently anticipates making all necessary filings to become current in its reporting obligations as soon as practicable.  Pursuant to NASDAQ rules, the Company has until January 11, 2010 to submit a plan to the NASDAQ staff to regain compliance with NASDAQ’s filing requirement.  The Company will endeavor to become current in its reporting obligations prior to such date, and intends to submit a compliance plan to NASDAQ if it is unable to do so.  Following any such submission, NASDAQ may provide the Company with up to 180 days from that initial delinquent filing, or until May 10, 2010, to regain compliance.

TierOne Corporation is the parent company of TierOne Bank, a $3.1 billion federally chartered savings bank and the largest publicly-traded financial institution headquartered in Nebraska.  Founded in 1907, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas.

Statements contained in this report which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Factors which could result in material variations include, but are not limited to, issues that may arise relative to loan loss provisions and charge-offs with respect to the Bank’s loan portfolio, including actions stemming from the review of such portfolio and provisions by regulators; actions taken by the regulators with respect to the Bank’s capital position; any issues that may arise from the ongoing examination of the Bank by the Office of Thrift Supervision; any issues that could impact management’s judgment as to the adequacy of loan loss reserves; any issues related to the restatement of the Company’s financial statements for the quarter ended June 30, 2009 and the preparation of the financial statements for the quarter ended September 30, 2009; changes in asset quality and general economic conditions; events related to the supervisory agreement, including compliance therewith, or actions by regulators related thereto or as a result thereof; inability of the Bank and the Company to comply with other provisions of the supervisory agreement; the effects of complying with, or the failure to comply with, the restrictions imposed on the Bank under the Prompt Corrective Action regulations; inability to achieve expected results pursuant to the Company’s plan to address asset quality, restore long-term profitability and increase capital; further deterioration in the Company’s loan portfolio; issues associated with the receipt of a tax benefit under The Worker, Homeownership and Business Assistance Act of 2009;  and issues associated with the closing of the transactions contemplated by the branch purchase agreement with Great Western Bank.  In addition, the Company set forth certain risks in its reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and current and periodic reports filed with the Securities and Exchange Commission thereafter, which could cause actual results to differ from those projected.  These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT:	Edward J. Swotek, Senior Vice President
Investor Relations Department
(402)473-6250
investorrelations@tieronecorp.com

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